Exhibit 99.3

AMERICAN COMMUNITY BANCSHARES, INC.

FNB BANCSHARES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2004

	American Community Bancshares	FNB Bancshares	Proforma Adjustments		Combined
	(In thousands, except per share data)
Interest income	$3,534	$980	$(142	)G	$4,372
Interest expense	1,346	203	(117	)H	1,432

Net interest income	2,188	777	(25)		2,940

Provision for loan losses	118	—	—		118

Net interest income after provision for loan losses	2,070	777	(25)		2,822

Non-interest income	702	188	—		890

Non-interest expense	2,014	767	—	I	2,781
Amortization of intangibles	—	—	65	F	65

Total non-interest expenses	2,014	767	65		2,846

Income before income taxes	758	198	(90)		866
Provision for income taxes	283	74	(34	) J	323

Net income	$475	$124	$(56)		$543

Net Income Per Common Share
Basic	0.17	$0.18			$0.16
Diluted	$0.15	$0.16			$0.14

Weighted Average Shares Outstanding
Basic	2,826,039	685,094			3,443,249
Diluted	3,145,162	759,757			3,883,979

Equivalent net income per common share for American common shares exchanged for FNB common shares
Basic					$0.26
Diluted					$0.23